MICHAEL KORS

Exhibit 99.1
Michael Kors Holdings Limited Announces Second Quarter Fiscal 2017 Results
Second Quarter Total Revenue Decreased 3.7%
Second Quarter Diluted EPS was $0.95
London — November 10, 2016 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global luxury lifestyle brand, today announced its financial results for the fiscal 2017 second quarter ended October 1, 2016.
For the second quarter ended October 1, 2016:

•	Total revenue decreased 3.7% to $1.09 billion from $1.13 billion in the second quarter of fiscal 2016. On a constant currency basis, total revenue decreased 3.7%.

•
Retail net sales increased 12.1% to $597.2 million driven primarily by 198 net new store openings since the end of the second quarter of fiscal 2016, including 137 stores associated with the Company's recent acquisitions of Greater China and South Korea. Comparable sales decreased 5.4%. On a constant currency basis, retail net sales increased 12.1%, and comparable sales decreased 5.6%. Wholesale net sales decreased 18.4% to $452.2 million and on a constant currency basis, wholesale net sales decreased 18.5%. Licensing revenue decreased 10.2% to $38.8 million.

•
Total revenue in the Americas decreased 11.1% to $745.1 million on a reported basis and decreased 11.1% on a constant currency basis. European revenue grew 1.9% to $248.0 million on a reported basis, and grew 3.5% on a constant currency basis. Revenue in Asia increased 96.5% to $95.1 million on a reported basis, and increased 87.5% on a constant currency basis.

•
Gross profit decreased 3.0% to $644.7 million, and as a percentage of total revenue was 59.2%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 80 basis points. This compares to gross margin of 58.8% in the second quarter of fiscal 2016.

•	Income from operations was $203.7 million, or 18.7% as a percentage of total revenue. This compares to $273.1 million, or 24.2% as a percentage of total revenue, for the second quarter of fiscal 2016.

•
Net income attributable to MKHL was $160.9 million, or $0.95 per diluted share, based on a 20.7% tax rate and 168.8 million weighted average diluted shares outstanding. Net income attributable to MKHL for the second quarter of fiscal 2016 was $193.1 million, or $1.01 per diluted share, based on a 28.9% tax rate and 191.5 million weighted average diluted shares outstanding.

•
At October 1, 2016, the Company operated 787 retail stores, including concessions, compared to 589 retail stores, including concessions, at the end of the same prior-year period. The Company had 118 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 905 Michael Kors stores worldwide at the end of the second quarter of fiscal 2017.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “Our second quarter revenue and earnings results were above our expectations, as we continued to deliver innovative luxury fashion product and further expand our footprint worldwide. During the quarter, we continued to execute on our growth strategies with the successful launch of our Michael Kors ACCESS line of smartwatches and fitness trackers, the debut of our new Wonderlust fragrance, our new fall handbag collections, and the further expansion of our men’s offering. We also expanded our online presence, with the launch of digital flagships in several countries in Europe. That said, our results continued to be impacted by the declines in mall traffic and tourism in certain major cities, as well as our strategic decision to reduce sell-in of inventory to the U.S. wholesale channel.  Despite these near term challenges, we remain confident in our ability to drive long term growth and increase shareholder value."

MICHAEL KORS

For the first six months ended October 1, 2016:

•	Total revenue decreased 1.9% to $2.08 billion from $2.12 billion in the same period of fiscal 2016. On a constant currency basis, total revenue decreased 2.0%.

•
Retail net sales increased 9.8% to $1.16 billion. Comparable store sales decreased 6.4%. On a constant currency basis, retail net sales grew 9.8%, and comparable sales decreased 6.6%. Wholesale net sales decreased 13.4% to $846.6 million and on a constant currency basis, wholesale net sales decreased 13.6%. Licensing revenue decreased 15.3% to $69.4 million.

•
Gross profit for the first six months decreased 2.5% to $1.24 billion, and as a percentage of total revenue was 59.5%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 90 basis points. This compares to gross margin of 59.9% in the same period in fiscal 2016.

•
Income from operations for the first six months was $390.6 million, or 18.8% as a percentage of total revenue. For the same period of fiscal 2016, income from operations was $521.7 million, or 24.7% as a percentage of total revenue.

•
Net income attributable to MKHL for the first six months was $308.0 million, or $1.78 per diluted share, based on a 20.9% tax rate and $172.7 million weighted average diluted shares outstanding. Excluding $8.9 million after-tax, or $0.05 per diluted share, of one-time costs related to the acquisition of the Company's Greater China licensee, net income attributable to MKHL for the first six months of fiscal 2017 was $316.9 million, or $1.83 per diluted share. Net income attributable to MKHL for the same period in fiscal 2016 was $367.5 million, or $1.88 per diluted share, based on a 29.1% tax rate and 195.8 million weighted average diluted shares outstanding.

Share Repurchase Program
During the second quarter, the Company repurchased 5,019,083 of the Company's ordinary shares for approximately $250.0 million in open market transactions. As of October 1, 2016, the remaining availability under the Company’s share repurchase program was $350.0 million. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.

Balance Sheet
As of October 1, 2016, the Company had $384.4 million of debt, which was recorded within short-term debt in its Consolidated Balance Sheet. This debt consisted of borrowings under the Company's revolving credit facilities. The amount available for future borrowings is approximately $615.9 million.
Outlook
For fiscal 2017, the Company now expects total revenue to be approximately $4.55 billion and for comparable sales to decrease in the mid-single digit range. Operating margin is expected to be approximately 20.7% on a non-GAAP basis, excluding $11.3 million in one-time acquisition related costs, and approximately 20.5% on a GAAP basis, including the aforementioned one-time costs. For fiscal 2017, diluted earnings per share are now expected to be in the range of $4.37 to $4.43 on a non-GAAP basis, excluding the one-time costs, and $4.32 to $4.38 on a GAAP basis, including the one-time costs. This assumes 169.5 million weighted average diluted shares outstanding and a tax rate of approximately 21%.
For the third quarter of fiscal 2017, the Company expects total revenue to be between $1.365 billion and $1.380 billion, which includes a planned reduction in wholesale shipments, and a comparable sales decrease in the mid-single digit range. The Company expects operating margin to be approximately 25.0%. Diluted earnings per share are expected to be in the range of $1.61 to $1.65 for the third quarter of fiscal 2017. This assumes 166.5 million weighted average diluted shares outstanding and a tax rate of approximately 21%.

MICHAEL KORS

Conference Call Information
A conference call to discuss second quarter results is scheduled for today, November 10, 2016 at 4:30 pm. ET. A replay of the call will be available today at 7:30 pm. ET; to access the replay, dial (877) 870-5176 for domestic callers or dial (858) 384-5517 for international callers and enter access code 9809103. The conference call will also be webcast live in the investor relations section of www.michaelkors.com. The webcast will be accessible on the website for approximately 90 days after the call.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP.”)
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, footwear, watches, jewelry, ready-to-wear and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016 (File No. 001-35368) and Quarterly Report on Form 10-Q (File No. 001-35368) for the fiscal quarter ended July 2, 2016, filed with the U.S. Securities and Exchange Commission.

MICHAEL KORS

CONTACTS:
ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Net sales	$1,049.4	$1,086.8	$2,006.7	$2,034.1
Licensing revenue	38.8	43.2	69.4	81.9
Total revenue	1,088.2	1,130.0	2,076.1	2,116.0
Cost of goods sold	443.5	465.5	840.1	847.9
Gross profit	644.7	664.5	1,236.0	1,268.1
Total operating expenses	441.0	391.4	845.4	746.4
Income from operations	203.7	273.1	390.6	521.7
Other (income) expense, net	(0.3)	0.1	(0.6)	0.9
Interest expense, net	1.4	0.4	1.7	0.5
Foreign currency losses	—	1.4	1.3	2.1
Income before provision for income taxes	202.6	271.2	388.2	518.2
Provision for income taxes	41.9	78.4	81.2	151.0
Net income	160.7	192.8	$307.0	$367.2
Less: Net loss attributable to noncontrolling interest	(0.2)	(0.3)	(1.0)	(0.3)
Net income attributable to MKHL	$160.9	$193.1	$308.0	$367.5
Weighted average ordinary shares outstanding:
Basic	166,695,631	188,857,398	170,427,101	192,917,209
Diluted	168,839,967	191,524,156	172,726,859	195,789,325
Net income per ordinary share:
Basic	$0.97	$1.02	$1.81	$1.90
Diluted	$0.95	$1.01	$1.78	$1.88

MICHAEL KORS

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	October 1, 2016	April 2, 2016	September 26, 2015
Assets
Current assets
Cash and cash equivalents	$186.4	$702.0	$431.5
Receivables, net	288.0	307.9	344.1
Inventories	695.7	546.8	713.7
Prepaid expenses and other current assets	146.0	113.1	106.6
Total current assets	1,316.1	1,669.8	1,595.9
Property and equipment, net	801.0	758.2	672.4
Intangible assets, net	463.4	67.4	69.2
Goodwill	119.7	23.2	26.2
Deferred tax assets	19.0	24.5	23.7
Other assets	36.1	23.7	17.1
Total assets	$2,755.3	$2,566.8	$2,404.5
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$179.7	$131.4	$199.2
Accrued payroll and payroll related expenses	45.8	59.7	44.6
Accrued income taxes	45.5	51.6	26.5
Short-term debt	384.4	—	5.4
Accrued expenses and other current liabilities	176.9	192.8	107.8
Total current liabilities	832.3	435.5	383.5
Deferred rent	126.2	106.4	102.6
Deferred tax liabilities	88.6	3.5	4.6
Long-term debt	—	2.3	4.1
Other long-term liabilities	24.9	19.6	21.0
Total liabilities	1,072.0	567.3	515.8
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 209,020,770 shares issued and 164,233,915 outstanding at October 1, 2016; 208,084,175 shares issued and 176,441,891 outstanding at April 2, 2016, and 207,286,133 shares issued and 184,048,990 outstanding at September 26, 2015	—	—	—
Treasury shares, at cost (44,786,855 shares at October 1, 2016; 31,642,284 shares at April 2, 2016; and 23,237,143 shares at September 26, 2015)	(2,304.8)	(1,650.1)	(1,248.8)
Additional paid-in capital	749.3	718.9	677.7
Accumulated other comprehensive loss	(79.8)	(80.9)	(81.2)
Retained earnings	3,315.8	3,007.8	2,536.3
Total shareholders’ equity of MKHL	1,680.5	1,995.7	1,884.0
Noncontrolling interest	2.8	3.8	4.7
Total shareholders’ equity	1,683.3	1,999.5	1,888.7
Total liabilities and shareholders’ equity	$2,755.3	$2,566.8	$2,404.5

MICHAEL KORS

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		October 1, 2016	September 26, 2015	October 1, 2016	September 26, 2015
Revenue by Segment and Region:
Retail net sales:	The Americas	$385.6	$384.8	$777.8	$781.5
	Europe	131.2	125.6	250.3	232.6
	Asia	80.4	22.4	132.0	42.0
Total Retail Net Sales		597.2	532.8	1,160.1	1,056.1
Wholesale net sales:	The Americas	332.6	426.2	614.7	735.3
	Europe	104.9	101.8	195.7	194.4
	Asia	14.7	26.0	36.2	48.3
Total Wholesale Net Sales		452.2	554.0	846.6	978.0
Licensing revenue:	The Americas	26.9	27.2	43.4	48.7
	Europe	11.9	16.0	26.0	33.2
Total Licensing Revenue		38.8	43.2	69.4	81.9
Total Revenue		$1,088.2	$1,130.0	$2,076.1	$2,116.0

Income from Operations:
Retail		$69.6	$99.9	$136.2	$220.8
Wholesale		122.0	156.9	227.0	263.2
Licensing		12.1	16.3	27.4	37.7
Total Income from Operations		$203.7	$273.1	$390.6	$521.7

Operating Margin:
Retail		11.7%	18.8%	11.7%	20.9%
Wholesale		27.0%	28.3%	26.8%	26.9%
Licensing		31.2%	37.7%	39.5%	46.0%
Total Operating Margin		18.7%	24.2%	18.8%	24.7%

				October 1, 2016
Store Count and Square Footage by Region:				Store Count	Square Footage
The Americas (U.S., Canada and Latin America)				392	1,231,089
Europe				188	496,274
Asia				207	393,649
Total				787	2,121,012

MICHAEL KORS

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	October 1, 2016	September 26, 2015	As Reported	Constant Currency
Retail net sales	$597.2	$532.8	12.1%	12.1%
Wholesale net sales	452.2	554.0	(18.4)%	(18.5)%
Licensing revenue	38.8	43.2	(10.2)%	(10.2)%
Total revenue	$1,088.2	$1,130.0	(3.7)%	(3.7)%

	Six Months Ended		% Change
	October 1, 2016	September 26, 2015	As Reported	Constant Currency
Retail net sales	$1,160.1	$1,056.1	9.8%	9.8%
Wholesale net sales	846.6	978.0	(13.4)%	(13.6)%
Licensing revenue	69.4	81.9	(15.3)%	(15.3)%
Total revenue	$2,076.1	$2,116.0	(1.9)%	(2.0)%

NON-GAAP RECONCILIATION OF REPORTED NET INCOME
TO ADJUSTED NET INCOME AND NET INCOME PER SHARE, EXCLUDING TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

Six Months Ended
October 1, 2016
Net income attributable to MKHL, as reported	$308.0
Transaction costs related to acquisition of Greater China, net of taxes of $2.4 million	8.9
Net income, as adjusted	$316.9

Weighted average diluted ordinary shares outstanding	172,726,859

Diluted net income per ordinary share attributable to MKHL, as reported	$1.78
Impact of transaction costs, per share	$0.05
Adjusted diluted net income per ordinary share attributable to MKHL	$1.83